UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Indemnification Agreements
     On October 14, 2008, UCBH Holdings, Inc. (the “Company”) and United Commercial Bank (the “Bank”) each entered into their respective standard Indemnification Agreement with Mr. Qingyuan Wan, who was appointed a Director of the Company and the Bank, effective as of September 25, 2008. The form of the Indemnification Agreement for UCBH Holdings, Inc. and the form of the Indemnification Agreement for United Commercial Bank are furnished as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. In general, the respective Indemnification Agreements require the Company and the Bank to indemnify and hold harmless a director to the fullest extent authorized by, in the case of the Company, Delaware corporate law or, in the case of the Bank, California law, and to provide indemnification against third-party proceedings, subject to certain exceptions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibits are included with this Report:

Exhibit Number	Description
10.1	Form of Indemnification Agreement for UCBH Holdings, Inc.
10.2	Form of Indemnification Agreement for United Commercial Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: October 15, 2008	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer